Exhibit 99.1

2017 second quarter results	May 9, 2017
Press release

Press Release

Nuance Announces Second Quarter 2017 Results

Delivers Strong Q2 17 Revenues, EPS, Net New Bookings, Recurring Revenue,
and Return to Organic Growth

BURLINGTON, Mass., May 9, 2017 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its second quarter fiscal 2017, ended March 31, 2017. In the second quarter of fiscal 2017 Nuance delivered strong results across key financial metrics. The Company’s Q2 17 performance was led by increased bookings and revenue for its enhanced solutions that combine speech and natural language technologies with artificial intelligence, particularly Enterprise omni-channel and biometrics offerings, Dragon Medical cloud, and automotive offerings.
Second Quarter of Fiscal 2017 Performance
In the second quarter of fiscal 2017, Nuance reported GAAP revenue of $499.6 million, compared to $478.7 million a year ago. Nuance reported non‑GAAP revenue of $511.1 million, which includes revenue lost to accounting treatment in conjunction with acquisitions, compared to $487.4 million in the second quarter of fiscal 2016. In the second quarter of 2017, total recurring revenue represented 74% of total GAAP revenue. On a non-GAAP basis, total recurring revenue represented 75% of- total non-GAAP revenue, compared to 71% a year ago. In the second quarter of fiscal 2017, Nuance reported net new bookings of $410.4 million, up 31% from $313.7 million a year ago.
(Beginning this quarter, Nuance is changing its method of calculating its non-GAAP income tax provision in accordance with the SEC Non-GAAP Financial Measures Compliance and Disclosure Interpretation. For this quarter only, Nuance will provide its non-GAAP tax provisions using both the prior and new methods. This change in methods will not affect the Company’s non-GAAP profit before tax, annual cash tax payments, or cash flows, but will result in higher reported non-GAAP tax provisions. Nuance will continue to provide supplemental information related to its cash taxes under the prior non-GAAP tax provision method, which is equivalent to the Company’s GAAP current tax provision.   Please see Nuance’s Prepared Remarks for further discussion on its provision for income taxes along with financial tables for non-GAAP net income and non-GAAP earnings per share under both the prior and new methods.)

In the second quarter of fiscal 2017, Nuance reported GAAP net loss of $(33.8) million, or $(0.12) per share, compared to GAAP net loss of $(7.0) million, or $(0.02) per share, in the second quarter of fiscal 2016. Under the prior method of calculating non-GAAP income taxes, Nuance reported non-GAAP net income of $125.5 million, or $0.43 per diluted share, up from non-GAAP net income of $115.0 million, or $0.38 per diluted share, in the second quarter of fiscal 2016. Using the new method, Nuance reported non-GAAP net income of $92.8 million, or $0.32 per diluted share, up from non-GAAP net income of $86.4 million, or $0.29 per diluted share, in the second quarter of fiscal 2016. Nuance’s second quarter fiscal 2017 GAAP operating margin was 6.3% down from 6.9% in the second quarter of fiscal 2016. Nuance’s second quarter fiscal 2017 non‑GAAP operating margin was 30.6%, up from 28.4% in the second quarter of fiscal 2016. Nuance reported cash flow from operations of $125.4 million in the second quarter of fiscal 2017, down 22% from $159.9 million in the second quarter of fiscal 2016.

“Nuance delivered strong performance in the second quarter driven by demand for our enhanced solutions,” said Dan Tempesta, Nuance’s CFO. “We reported solid results in each of our key financial metrics including net new bookings, revenue, recurring revenue, and EPS. Our first half 2017 performance along with our outlook for the third quarter and rest of the year provide us with the confidence that we will maintain our momentum while, remaining focused on organic revenue growth and cost and expense discipline.”

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 800-230-1092 or 612-288-0329 at least five minutes prior to the call and referencing code 421039. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 421039.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars, converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Safe Harbor and Forward-Looking Statements

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; fluctuating currency rates, our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2016 and in our quarterly report on Form 10-Q. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2017 and 2016, our management has either included or excluded items in seven general categories, each of which is described below.

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from TouchCommerce, Notable Solutions, and Quantim for the three and six months ended March 31, 2017 that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we expect to incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii) Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We provide supplemental non-GAAP financial measures, which exclude the amortization of acquired intangible assets. Amortization of acquired intangibles assets is inconsistent in amount and frequency and is significantly

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
We entered into IP collaboration agreements with a third party to gain access to the third party's extensive speech recognition and natural language and semantic processing technologies. The contracts had terms ranging between five and six years all ending during or before fiscal year 2016. Depending on the agreement, some or all intellectual property derived from these collaborations is jointly owned by the two parties. We had sole rights to commercialize a majority of the developed intellectual property for periods ranging between two to six years, depending on the agreement. These sole-commercialization rights expired in fiscal year 2016. We consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity occurring outside of our normal, organic, continuing operating activities. We are therefore presenting supplemental non-GAAP financial measures to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for the marketing exclusivity period are excluded from sales and marketing expense.

Non-Cash Expenses.
We provide supplementary non-GAAP financial measures relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest expense. These items are further discussed as follows:

Stock-based compensation. Stock-based compensation consists primarily of expenses for employee restricted stock and restricted stock unit awards, including awards associated with acquisitions. We evaluate our financial performance both with and without these expenses because they are non-cash, are generally not controllable in the short-term and can vary significantly based on the Company’s stock price, timing, size and nature of awards granted, including the timing and amount of new grants associated with acquisitions. We do not include such expenses in our operating plans. We expect stock-based compensation to continue and may vary significantly in future periods.

Non-cash interest expense. We also exclude non-cash interest expense arising from the accretion of the equity component of our convertible debentures, amortization of deferred debt issuance costs, and accretion of debt discount and debt premium. We evaluate our financial performance both with and without these non-cash interest expenses because the non-cash component often varies significantly from period-to-period based on the timing, term and amount of the debentures. These non-cash expenses will continue in future periods.

Other Expenses.
We provide supplementary non-GAAP financial measures that exclude certain other expenses that arise outside of the ordinary course of continuing operations in order to measure the operating performance of the business both with and without these expenses. By providing this information, we believe management, as well as other users of our financial statements, are better able to understand the financial performance of our continuing operations. Expenses excluded are items such as restructuring and other charges, net, loss on extinguishment of debt, and contributions to the Nuance Foundation which was established to provide grants to educational institutions and other non-profit organizations to advance charitable, scientific, literary or educational purposes. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program are also excluded.

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Non-GAAP Income Tax Provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Contact Information

For Investors
Christine Marchuska
Nuance Communications, Inc.
Tel: 781-565-5000
Email: christine.marchuska@nuance.com

For Media
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

Financial Tables Follow

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

Revenues:
Professional services and hosting	$258,690	$240,196	$512,107	$467,331
Product and licensing	159,258	158,622	311,010	337,672
Maintenance and support	81,625	79,915	164,114	159,845
Total revenues	499,573	478,733	987,231	964,848

Cost of revenues:
Professional services and hosting	164,170	154,712	329,062	307,971
Product and licensing	18,790	20,823	37,168	44,235
Maintenance and support	13,240	13,626	26,838	26,922
Amortization of intangible assets	17,218	16,339	32,760	31,970
Total cost of revenues	213,418	205,500	425,828	411,098

Gross profit	286,155	273,233	561,403	553,750

Operating expenses:
Research and development	66,232	67,226	132,554	137,751
Sales and marketing	93,674	92,837	195,190	193,427
General and administrative	41,518	45,940	81,308	86,441
Amortization of intangible assets	27,912	26,448	55,771	53,481
Acquisition-related costs, net	5,379	1,225	14,405	3,705
Restructuring and other charges, net	19,911	6,652	26,614	14,540
Total operating expenses	254,626	240,328	505,842	489,345

Income from operations	31,529	32,905	55,561	64,405
Other expense, net	(56,196)	(30,706)	(93,803)	(66,504)
(Loss) income before income taxes	(24,667)	2,199	(38,242)	(2,099)
Provision for income taxes	9,141	9,245	19,494	17,012
Net loss	$(33,808)	$(7,046)	$(57,736)	$(19,111)

Net loss per share:
Basic	$(0.12)	$(0.02)	$(0.20)	$(0.06)
Diluted	$(0.12)	$(0.02)	$(0.20)	$(0.06)

Weighted average common shares outstanding:
Basic	291,021	298,012	289,976	303,050
Diluted	291,021	298,012	289,976	303,050

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	March 31, 2017	September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$625,640	$481,620
Marketable securities	160,836	98,840
Accounts receivable, net	385,895	380,004
Prepaid expenses and other current assets	92,411	78,126
Total current assets	1,264,782	1,038,590

Marketable securities	44,697	27,632
Land, building and equipment, net	167,985	185,169
Goodwill	3,525,899	3,508,879
Intangible assets, net	735,965	762,220
Other assets	135,023	138,980
Total assets	$5,874,351	$5,661,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$366,604	$—
Contingent and deferred acquisition payments	29,795	9,468
Accounts payable and accrued expenses	293,218	332,258
Deferred revenue	390,039	349,173
Total current liabilities	1,079,656	690,899

Long-term portion of debt	2,217,869	2,433,152
Deferred revenue, net of current portion	412,363	386,960
Other liabilities	214,793	219,129
Total liabilities	3,924,681	3,730,140

Stockholders' equity	1,949,670	1,931,330
Total liabilities and stockholders' equity	$5,874,351	$5,661,470

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2017	2016	2017	2016

Cash flows from operating activities:
Net loss	$(33,808)	$(7,046)	$(57,736)	$(19,111)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,638	57,551	116,644	115,826
Stock-based compensation	40,348	38,163	79,478	80,511
Non-cash interest expense	13,732	12,579	26,771	21,215
Deferred tax provision	3,637	4,089	5,643	3,738
Loss on extinguishment of debt	18,565	—	18,565	4,851
Other	11,431	(528)	13,286	(135)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,282	26,004	(1,431)	22,110
Prepaid expenses and other assets	3,704	3,332	(12,295)	(16,765)
Accounts payable	20,244	8,637	(1,000)	2,697
Accrued expenses and other liabilities	(16,420)	7,029	(10,579)	7,334
Deferred revenue	(2,919)	10,112	72,988	78,792
Net cash provided by operating activities	125,434	159,922	250,334	301,063
Cash flows from investing activities:
Capital expenditures	(7,388)	(11,680)	(18,787)	(32,235)
Payments for business and asset acquisitions, net of cash acquired	(50,041)	(26,725)	(72,990)	(27,399)
Purchases of marketable securities and other investments	(81,054)	(15,687)	(153,851)	(32,757)
Proceeds from sales and maturities of marketable securities and other investments	59,553	18,553	69,658	32,681
Net cash used in investing activities	(78,930)	(35,539)	(175,970)	(59,710)
Cash flows from financing activities:
Payments of debt	(634,055)	—	(634,055)	(511,844)
Proceeds from issuance of long-term debt, net of issuance costs	343,959	(848)	838,959	663,757
Payments for repurchase of common stock	(99,077)	(384,758)	(99,077)	(574,338)
Net payments on other long-term liabilities	(119)	(233)	(206)	(1,084)
Proceeds from issuance of common stock from employee stock plans	8,553	8,404	8,598	8,440
Cash used to net share settle employee equity awards	(2,993)	(4,802)	(43,353)	(56,973)
Net cash (used in) provided by financing activities	(383,732)	(382,237)	70,866	(472,042)
Effects of exchange rate changes on cash and cash equivalents	1,261	1,891	(1,210)	1,930
Net (decrease) increase in cash and cash equivalents	(335,967)	(255,963)	144,020	(228,759)
Cash and cash equivalents at beginning of period	961,607	506,653	481,620	479,449
Cash and cash equivalents at end of period	$625,640	$250,690	$625,640	$250,690

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2017	2016	2017	2016

GAAP revenues	$499,573	$478,733	$987,231	$964,848
Acquisition-related revenue adjustments: professional services and hosting	2,817	2,835	5,250	5,363
Acquisition-related revenue adjustments: product and licensing	8,313	5,715	14,029	11,708
Acquisition-related revenue adjustments: maintenance and support	394	130	605	364
Non-GAAP revenues	$511,097	$487,413	$1,007,115	$982,283

GAAP cost of revenues	$213,418	$205,500	$425,828	$411,098
Cost of revenues from amortization of intangible assets	(17,218)	(16,339)	(32,760)	(31,970)
Cost of revenues adjustments: professional services and hosting (1,2)	(8,080)	(7,548)	(16,490)	(15,139)
Cost of revenues adjustments: product and licensing (1,2)	(102)	(122)	(194)	(244)
Cost of revenues adjustments: maintenance and support (1)	(1,010)	(923)	(1,987)	(1,991)
Non-GAAP cost of revenues	$187,008	$180,568	$374,397	$361,754

GAAP gross profit	$286,155	$273,233	$561,403	$553,750
Gross profit adjustments	37,934	33,612	71,315	66,779
Non-GAAP gross profit	$324,089	$306,845	$632,718	$620,529

GAAP income from operations	$31,529	$32,905	$55,561	$64,405
Gross profit adjustments	37,934	33,612	71,315	66,779
Research and development (1)	8,398	7,967	16,888	17,900
Sales and marketing (1)	11,018	10,460	22,987	23,297
General and administrative (1)	11,740	10,934	20,932	21,565
Acquisition-related costs, net	5,379	1,225	14,405	3,705
Amortization of intangible assets	27,912	26,448	55,771	53,481
Restructuring and other charges, net	19,911	6,652	26,614	14,540
Costs associated with IP collaboration agreements	—	2,000	—	4,000
Other	2,721	6,025	5,711	9,875
Non-GAAP income from operations	$156,542	$138,228	$290,184	$279,547

GAAP (loss) income before income taxes	$(24,667)	$2,199	$(38,242)	$(2,099)
Gross profit adjustments	37,934	33,612	71,315	66,779
Research and development (1)	8,398	7,967	16,888	17,900
Sales and marketing (1)	11,018	10,460	22,987	23,297
General and administrative (1)	11,740	10,934	20,932	21,565
Acquisition-related costs, net	5,379	1,225	14,405	3,705
Amortization of intangible assets	27,912	26,448	55,771	53,481
Restructuring and other charges, net	19,911	6,652	26,614	14,540
Non-cash interest expense	13,732	12,579	26,771	21,215
Costs associated with IP collaboration agreements	—	2,000	—	4,000
Loss on extinguishment of debt	18,565	—	18,565	4,851
Other	2,721	6,115	5,711	10,125
Non-GAAP income before income taxes	$132,643	$120,191	$241,717	$239,359

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	(NEW METHOD)				(PRIOR METHOD)

	Three months ended		Six months ended		Three months ended		Six months ended
	March 31,		March 31,		March 31,		March 31,
	2017	2016	2017	2016	2017	2016	2017	2016

GAAP provision for income taxes	$9,141	$9,245	$19,494	$17,012	$9,141	$9,245	$19,494	$17,012
Non-cash taxes	—	—	—	—	(1,987)	(4,065)	(5,802)	(5,677)
Adjustment to income tax expense:
Income tax effect of Non-GAAP adjustments	50,658	39,627	93,289	81,684	—	—	—	—
Removal of valuation allowance and other items	(18,254)	(15,061)	(39,001)	(28,757)	—	—	—	—
Removal of discrete items	(1,675)	—	(1,732)	—	—	—	—	—
Non-GAAP provision for income taxes	$39,870	$33,811	$72,050	$69,939	$7,154	$5,180	$13,692	$11,335

GAAP net loss	$(33,808)	$(7,046)	$(57,736)	$(19,111)	$(33,808)	$(7,046)	$(57,736)	$(19,111)
Acquisition-related adjustment - revenues (2)	11,524	8,680	19,884	17,435	11,524	8,680	19,884	17,435
Acquisition-related adjustment - cost of revenues (2)	—	(209)	—	(375)	—	(209)	—	(375)
Acquisition-related costs, net	5,379	1,225	14,405	3,705	5,379	1,225	14,405	3,705
Cost of revenue from amortization of intangible assets	17,218	16,339	32,760	31,970	17,218	16,339	32,760	31,970
Amortization of intangible assets	27,912	26,448	55,771	53,481	27,912	26,448	55,771	53,481
Restructuring and other charges, net	19,911	6,652	26,614	14,540	19,911	6,652	26,614	14,540
Stock-based compensation (1)	40,348	38,163	79,478	80,511	40,348	38,163	79,478	80,511
Non-cash interest expense	13,732	12,579	26,771	21,215	13,732	12,579	26,771	21,215
Non-cash taxes	—	—	—	—	1,987	4,065	5,802	5,677
Adjustment to income tax expense	(30,729)	(24,566)	(52,556)	(52,927)	—	—	—	—
Costs associated with IP collaboration agreements	—	2,000	—	4,000	—	2,000	—	4,000
Loss on extinguishment of debt	18,565	—	18,565	4,851	18,565	—	18,565	4,851
Other	2,721	6,115	5,711	10,125	2,721	6,115	5,711	10,125
Non-GAAP net income	$92,773	$86,380	$169,667	$169,420	$125,489	$115,011	$228,025	$228,024

Non-GAAP diluted net income per share	$0.32	$0.29	$0.58	$0.55	$0.43	$0.38	$0.78	$0.74

Diluted weighted average common shares outstanding	293,072	301,253	293,331	307,889	293,072	301,253	293,331	307,889

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

(1) Stock-based compensation
Cost of professional services and hosting	$8,080	$7,757	$16,490	$15,514
Cost of product and licensing	102	122	194	244
Cost of maintenance and support	1,010	923	1,987	1,991
Research and development	8,398	7,967	16,888	17,900
Sales and marketing	11,018	10,460	22,987	23,297
General and administrative	11,740	10,934	20,932	21,565
Total	$40,348	$38,163	$79,478	$80,511

(2) Acquisition-related revenue and cost of revenue
Revenues	$11,524	$8,680	$19,884	$17,435
Cost of professional services and hosting	—	(209)	—	(375)
Total	$11,524	$8,471	$19,884	$17,060

© 2017 Nuance Communications, Inc. All rights reserved.

2017 second quarter results	May 9, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$177.4	$184.6	$181.1	$187.0	$730.2	$193.3	$202.2
Adjustment	2.3	2.5	2.0	2.3	9.1	2.3	2.7
Non-GAAP Revenues	$179.7	$187.1	$183.2	$189.3	$739.2	$195.6	$204.8

Maintenance and Support Revenue	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$79.9	$79.9	$82.5	$82.0	$324.3	$82.5	$81.6
Adjustment	0.2	0.1	0.0	0.0	0.4	0.2	0.4
Non-GAAP Revenues	$80.2	$80.0	$82.5	$82.0	$324.7	$82.7	$82.0

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$115.2	$88.0	$80.9	$99.5	$383.6	$78.7	$76.5
Adjustment	2.0	2.2	1.4	1.0	6.6	0.7	0.5
Non-GAAP Revenues	$117.2	$90.2	$82.3	$100.5	$390.2	$79.3	$77.0

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$63.9	$70.6	$72.1	$79.1	$285.6	$73.1	$82.8
Adjustment	4.0	3.5	3.3	2.7	13.5	5.1	7.8
Non-GAAP Revenues	$67.9	$74.1	$75.3	$81.7	$299.1	$78.2	$90.6

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$49.7	$55.6	$61.2	$58.7	$225.2	$60.1	$56.5
Adjustment	0.3	0.4	0.3	0.2	1.1	0.2	0.1
Non-GAAP Revenues	$50.0	$55.9	$61.5	$58.9	$226.3	$60.3	$56.7

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$326.1	$339.6	$339.7	$352.1	$1,357.4	$353.0	$370.2
Adjustment	6.4	6.2	5.3	5.0	22.9	7.5	11.4
Non-GAAP Revenues	$332.5	$345.8	$345.0	$357.1	$1,380.3	$360.5	$381.7

Schedules may not add due to rounding.

© 2017 Nuance Communications, Inc. All rights reserved.